EXHIBIT 3.1



                            THE ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            THE NEPTUNE SOCIETY, INC.


     Pursuant to Section 607.10025(2) of the Florida Business Corporation Act, THE NEPTUNE SOCIETY, INC., a Florida corporation (the "Corporation"), DOES HEREBY CERTIFY AND ADOPT THESE ARTICLES OF AMENDMENT:

     FIRST: The name of the Corporation is THE NEPTUNE SOCIETY, INC.

     SECOND: The Board of Directors of the Corporation, acting by consent in lieu of a special meeting, duly authorized and adopted this amendment to the Articles of Incorporation of the Corporation on March 22, 2002, pursuant to Section 607.10025(2) of the Florida Business Corporation Act, to effect a combination of the Corporation's shares of common stock (the "Share Combination"), and written notice of the adoption of the amendment will be given as provided in Section 607.10025(5) of the Florida Business Corporation Act to every shareholder entitled to such notice.

     THIRD:  This amendment to the Articles of  Incorporation of the Corporation
     (a) does not adversely affect the rights or preferences of the holders of any outstanding class of the Corporation's shares and (b) the percentage of authorized shares remaining after this amendment to the Articles of Incorporation of the Corporation will not exceed the percentage of authorized shares remaining unissued before this amendment to the Articles of Incorporation of the Corporation.

     FOURTH: The number of shares of common stock subject to the Share Combination is 9,697,601 shares, and the number of shares of common stock which will result from the Share Combination is 2,424,401.

     FIFTH: The Articles of Incorporation of this Corporation are amended by changing ARTICLE IV so that, as amended, said ARTICLE IV shall read as follows:

                                   ARTICLE IV

          The capital stock of the Corporation shall consist of Six Million, Two Hundred and Fifty Thousand (6,250,000) shares of common stock, with a $0.008 par value. The 9,697,601shares of issued and outstanding common shares of the Corporation, with a par value of

          $0.002, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to 5:00 P.M. (Eastern Standard Time) on March 22, 2002, shall be automatically reclassified and changed (without any further act) into 2,424,401 fully-paid and non-assessable shares of common stock of the Corporation, with a par value of $0.008. Fractional shares resulting from the Share Combination will be rounded up to the next whole share.

     SIXTH:  This amendment  shall be effective at 5:00 p.m.  (Eastern  Standard
     Time) on March 22, 2002.

     SEVENTH: This amendment to the Articles of Incorporation was duly adopted in accordance with the provisions of Section 607.10025 of the Florida Business Corporation Act.

     DATED this 14th day of March, 2002.


                                  By:  /s/ Marco P. Markin
                                       -----------------------------------------
                                       Marco P. Markin

                                  Title:  Chief Executive Officer /
                                            Chairman of the Board

State of California                     )
                                        ) ss.
County of Los Angeles                   )


     On March 14, 2002, personally appeared before me, a Notary Public, Marco P. Markin, Chief Executive Officer of the Corporation and Chairman of the Board, who acknowledged that he executed the above instrument.



                                        /s/ Laila Villalobos
                                        ---------------------------------------

               Signature of Notary

[             Laila Villalobos             ]
[            Commission # 1222404          ]
[          Notary Public - California      ]    [NOTARY SEAL]
[             Los Angeles County           ]
[       My Comm. Expires May 29, 2003      ]